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RAPID   ACCEPTANCE  OF  CHINA  VOIP  &  DIGITAL  TELECOM'S PROPRIETARY
TELECOMMUNICATIONS  TECHNOLOGY  PROMPTS COMPANY TO EXPAND MARKETING EFFORTS

Company Introduces High-Quality Broadband Telephone Services in Shan Xi Province and Liao Ning Province

                                     - - - -

HENDERSON, NV, December 6, 2006 - - - As the result of rapid acceptance of its proprietary NP Soft Switch IP telephone system, China VoIP & Digital Telecom Inc. (OTCBB:CVDT) through its new wholly owned subsidiary, Jinan Yinquan Technology Co., Ltd., has added two additional cities in two new provinces to the ongoing marketing of the system. NP Soft Switch IP telephone system enables users to access Voice over the Internet Protocol (VoIP) services allowing customers to use the system to make telephone calls to anyone in the world at a much lower cost than standard telephone rates.

Jinan Yinquan, a technology company offering VoIP services in the People's Republic of China, has been developing telecommunications solutions for China's burgeoning Internet industry for more than half a decade.

The Company said the system, which provides users to access high-quality broadband telephone services in China by converting a customers' cable/dsl router into a VoIP device, is now available in TaiYuan, in Shan Xi Province and ShenYeng in Liao Ning Province. There are 33 million people in Shan Xi province and 42 million in Liao Ning. The population of Shandong is 90 million with approximately 10 million Internet users.

"This will bring to 19 the number of cities and our first outside of Shandong Province where our system is available," said Li Kunwu, President and CEO of China VoIP & Digital Telecom Inc. "We are extremely encouraged by the acceptance of the NP Soft Switch IP telephone system which has prompted us to accelerate our marketing efforts to areas outside of our core Shandong Province core market.

"The estimated number of Internet users in China is less than 10 percent of the total population of 1.3 billion people," said Kunwu. "However, that number continues to grow exponentially as the economy booms and affordable access becomes more readily available. Combine this with the growing demand for quality, affordable phone service and it squarely places our Company in the enviable position to become a provider of telecommunications solutions using the Internet."

Jinan Yinquan's proprietary NP Soft Switch IP phone system is based on real-time Internet communications technology and related applications. It uses software to simulate circuit switching and as a result, provides networks call control and connection control networks.

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"Less than 25 percent of China's  total  population  is  landline  subscribers,"
Kunwu added. "This is due in part to availability and cost. But the convergence of accessible, economical high-speed Internet service and an affordable VoIP service such as our NP Soft Switch System creates a very exciting scenario for the growth of our company."

Kunwu said the Company's future plans call for the expansion into all of China with its current and future products and services.

More information on the Company and its wholly owned subsidiary can be found in the Company's 8K filing of November 13, 2006 on the Securities and Exchange Commission official website at www.sec.gov.

About China VoIP & Digital Telecom Inc.
China VoIP & Digital Telecom Inc. offers Voice over the Internet Protocol service in the People's Republic of China through its wholly owned subsidiary Jinan Yinquan Technology Co. Ltd. Through Jinan Yinquan, China VoIP is well positioned to take full advantage of the tremendous economic growth currently being experienced in China. The Company is currently marketing its NP Soft
Switch system in China and is currently in the testing stage of other Information Technology products. The Company currently has 30 employees and is located in the Shandong Province, People's Republic of China.
More information can be found at www.chinavoip-telecom.com.

Notice Regarding Forward Looking Statements

Statements regarding the Company's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Forward looking statements in this press release include that our system allows customers to make telephone calls to anyone in the world at a much lower cost than standard telephone rates; that internet usage in China will continue to exponentially and that there will be growing demand for quality, affordable phone service; that current conditions will result in a very exciting scenario for the growth of our company; and that our future plans call for the expansion into all of China with our current and future products and services. .Actual results may differ materially from those currently anticipated due to a number of factors as we may find that our products must compete with cheaper or better products; we may not be able to retain key employees; a bigger market may not develop for our products and we may not be able to continue to attract new customers; we may face litigation if our technology fails to work when required; our intellectual property may be attacked and defeated in court proceedings; our patent filings may be rejected

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by the patent  offices;  other  companies  may  discover  and develop  better or cheaper technologies that would render our products obsolete; we may not have sufficient funding to further develop and/or market our technology; and we may face regulatory issues in trying to expand throughout China. There are also
country  risks   associated   with  investing  in  China,   including   currency
fluctuation, repatriation of capital, and potential regulatory hurdles. Readers are directed to the China VoIP & Digital Telecom Inc. reports as filed with the U.S. Securities and Exchange Commission from time to time, including but not limited to its 8-K filed November 13, 2006 under our prior name Crawford Lake
Mining  Inc.  which  outlined  the  company's   current   business  for  further
information and factors that may affect China VoIP & Digital Telecom Inc.'s business and results of operations. China VoIP & Digital Telecom Inc. undertakes no obligations to publicly update any forward-looking statements to reflect future events or circumstances.

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Contact:
Peter Nasca
Peter Nasca Associates, Inc.
954-473-0677
pnasca@pnapr.com